UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	and (b) Voting Results.

At the 2017 annual meeting of shareholders of First United Corporation (the “Corporation”) held on May 18, 2017, the shareholders voted on: (i) the election of four director nominees to serve until the 2020 annual meeting of shareholders or until their successors are duly elected and qualified (Proposal 1); (ii) the adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2016 (Proposal 2); and (iii) the ratification of the appointment of Baker Tilly Virchow Krause LLP as the Corporation’s independent registered public accounting firm for 2017 (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of Directors:

	For	Withheld	Abstain	Broker Non-Votes
John F. Barr	2,816,092	596,946	0	1,187,151
Brian R. Boal	3,232,614	180,424	0	1,187,151
John W. McCullough	3,229,888	183,150	0	1,187,151
Marisa A. Shockley	3,192,630	220,408	0	1,187,151

Proposal 2 – Adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers:

For	Against	Abstain	Broker Non-Votes
3,071,795	278,105	63,138	1,187,151

Proposal 3 – Ratification of the Appointment of Baker Tilly Virchow Krause, LLP:

For	Against	Abstain	Broker Non-Votes
4,537,863	27,159	35,168	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 24, 2017	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President
and Chief Financial Officer